Exhibit 99.1

AFC Gamma, Inc. Announces Appointment of Daniel Neville as New Chief Executive Officer

Brings Extensive Operational Experience and Deep Cannabis Knowledge

Leonard Tannenbaum to Transition to Role of Chief Investment Officer

WEST PALM BEACH, FL, October 30, 2023 – AFC Gamma, Inc. (NASDAQ: AFCG) (“AFC Gamma”), a commercial real estate finance company, today announced the appointment of Daniel Neville, as its new Chief Executive Officer, effective November 13, 2023. Most recently, Mr. Neville served as the Chief Financial Officer for Ascend Wellness Holdings, Inc. (“AWH”), a leading multi-state, vertically integrated cannabis operator. He succeeds Leonard Tannenbaum, who will transition from his role as Chairman of the Board and Chief Executive Officer to Executive Chairman and Chief Investment Officer, effective as of November 13, 2023.

Commenting on the appointment, Mr. Tannenbaum, said, “We are delighted to have someone with Dan’s expertise in the cannabis industry take on the CEO role at AFC Gamma. Dan is a proven leader, who brings deep operational expertise, a strong strategic mindset and proven leadership abilities. I believe that as a lender, it has become increasingly important to have in-house operating expertise to contribute to the underwriting and portfolio management of cannabis credits. The appointment of Dan as CEO reaffirms AFC Gamma’s commitment to lending to the cannabis industry and expanding as the industry grows and continues to need debt capital to finance its expansion.”

Mr. Neville said, “I am excited to join AFC Gamma as its newly appointed CEO and apply all that I have learned in building a multi-state operator from the ground up - to AFC Gamma’s underwriting, structuring and diligence process. We are excited to deploy capital and expand AFC Gamma’s platform, as operators have a difficult time accessing the capital markets, yet continue to seek debt and equity given the capital intensive nature of the business. I believe AFC Gamma is uniquely positioned to capitalize on this opportunity and we look forward to continuing relationships with our existing borrowers and supporting new operators that are building their businesses.”

About Daniel Neville

Mr. Neville, age 37, previously served as AWH’s Chief Financial Officer beginning in August 2020 through November 2023 and, prior to that, served as SVP Finance. In these roles, he was responsible for the AWH’s accounting, finance, M&A, IT and procurement functions. Prior to AWH, Mr. Neville worked at SLS Capital, a special situations hedge fund based in New York. He served as a Managing Director from January 2015 to March 2019 and as an Analyst from April 2010 to January 2015. Previously, he worked as an investment banker at Credit Suisse in the Technology Group, where he worked on M&A and IPO transactions. Mr. Neville earned his Bachelor of Science in Economics from Duke University.

About AFC Gamma, Inc.

AFC Gamma, Inc. (NASDAQ:AFCG) is a publicly-traded, institutional lender that originates, structures and underwrites loans secured by commercial real estate and other types of financing solutions. AFC Gamma targets direct lending and bridge loan opportunities typically ranging from $5 million to $100 million across multiple real estate sectors, with a specialization in lending to state-law compliant cannabis operators. It is based in West Palm Beach, Florida.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the company’s current views and projections with respect to, among other things, future plans. All statements other than historical facts, are forward-looking statements. Words such as “believes,” “expects,” “will,” “intends,” “plans,” “guidance,” “estimates,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions and are not guarantees of future performance, conditions or results. Certain factors, risks and uncertainties discussed under the caption “Risk Factors” and elsewhere in AFC Gamma’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings, could cause actual results and performance to differ materially from those projected in these forward-looking statements.

INVESTOR CONTACT:

Robyn Tannenbaum

561-510-2293

ir@advancedflowercapital.com

www.afcgamma.com

MEDIA CONTACT:

Rich Myers

Profile Advisors

347-774-1125

rmyers@profileadvisors.com